Exhibit 99.1

Apple Reports First Quarter Results

Services, Mac and Wearables Set New All-Time Revenue Records

EPS Reaches All-Time High at $4.18

CUPERTINO, California — January 29, 2019 — Apple® today announced financial results for its fiscal 2019 first quarter ended December 29, 2018. The Company posted quarterly revenue of $84.3 billion, a decline of 5 percent from the year-ago quarter, and quarterly earnings per diluted share of $4.18, up 7.5 percent. International sales accounted for 62 percent of the quarter’s revenue.

Revenue from iPhone® declined 15 percent from the prior year, while total revenue from all other products and services grew 19 percent. Services revenue reached an all-time high of $10.9 billion, up 19 percent over the prior year. Revenue from Mac® and Wearables, Home and Accessories also reached all-time highs, growing 9 percent and 33 percent, respectively, and revenue from iPad® grew 17 percent.

“While it was disappointing to miss our revenue guidance, we manage Apple for the long term, and this quarter’s results demonstrate that the underlying strength of our business runs deep and wide,” said Tim Cook, Apple’s CEO. “Our active installed base of devices reached an all-time high of 1.4 billion in the first quarter, growing in each of our geographic segments. That’s a great testament to the satisfaction and loyalty of our customers, and it’s driving our Services business to new records thanks to our large and fast-growing ecosystem.”

“We generated very strong operating cash flow of $26.7 billion during the December quarter and set an all-time EPS record of $4.18,” said Luca Maestri, Apple’s CFO. “We returned over $13 billion to our investors during the quarter through dividends and share repurchases. Our net cash balance was $130 billion at the end of the quarter, and we continue to target a net cash neutral position over time.”

Apple is providing the following guidance for its fiscal 2019 second quarter:

•	revenue between $55 billion and $59 billion

•	gross margin between 37 percent and 38 percent

•	operating expenses between $8.5 billion and $8.6 billion

•	other income/(expense) of $300 million

•	tax rate of approximately 17 percent

Apple’s board of directors has declared a cash dividend of $0.73 per share of the Company’s common stock. The dividend is payable on February 14, 2019 to shareholders of record as of the close of business on February 11, 2019.

Apple will provide live streaming of its Q1 2019 financial results conference call beginning at 2:00 p.m. PST on January 29, 2019 at www.apple.com/investor/earnings-call/. This webcast will also be available for replay for approximately two weeks thereafter.

Apple periodically provides information for investors on its corporate website, apple.com, and its investors relations website, investor.apple.com. This includes press releases and other information about financial performance, reports filed or furnished with the SEC, information on corporate governance and details related to its annual meeting of shareholders.

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include without limitation those about the Company’s estimated revenue, gross margin, operating expenses, other income/(expense), tax rate, and plans for return of capital. These statements involve risks and uncertainties, and actual results may differ. Risks and uncertainties include without limitation: the effect of global and regional economic conditions on the Company's business, including effects on purchasing decisions by consumers and businesses; the ability of the Company to compete in markets that are highly competitive and subject to rapid technological change; the ability of the Company to manage frequent introductions and transitions of products and services, including delivering to the marketplace, and stimulating customer demand for, new products, services and technological innovations on a timely basis; the effect that shifts in the mix of products and services and in the geographic, currency or channel mix, component cost increases, price competition, or the introduction of new products, including new products with higher cost structures, could have on the Company’s gross margin; the dependency of the Company on the performance of distributors of the Company's products, including cellular network carriers and other resellers; the inventory and other asset risks associated with the Company’s need to order, or commit to order, product components in advance of customer orders; the continued availability on acceptable terms, or at all, of certain components, services and new technologies essential to the Company's business, including components and technologies that may only be available from single or limited sources; the dependency of the Company on manufacturing and logistics services provided by third parties, many of which are located outside of the US and which may affect the quality, quantity or cost of products manufactured or services rendered to the Company; the effect of product and services design and manufacturing defects on the Company’s financial performance and reputation; the dependency of the Company on third-party intellectual property and digital content, which may not be available to the Company on commercially reasonable terms or at all; the dependency of the Company on support from third-party software developers to develop and maintain software applications and services for the Company’s products; the impact of unfavorable legal proceedings, such as a potential finding that the Company has infringed on the intellectual property rights of others; the impact of changes to laws and regulations that affect the Company’s activities, including the Company’s ability to offer products or services to customers in different regions; the ability of the Company to manage risks associated with its international activities, including complying with laws and regulations affecting the Company’s international operations; the ability of the Company to manage risks associated with the Company’s retail stores; the ability of the Company to manage risks associated with the Company’s investments in new business strategies and acquisitions; the impact on the Company's business and reputation from information technology system failures, network disruptions or losses or unauthorized access to, or release of, confidential information; the ability of the Company to comply with laws and regulations regarding data protection; the continued service and availability of key executives and employees; political events, international trade disputes, war, terrorism, natural disasters, public health issues, and other business interruptions that could disrupt supply or delivery of, or demand for, the Company’s products; financial risks, including risks relating to currency fluctuations, credit risks and fluctuations in the market value of the Company’s investment portfolio; and changes in tax rates and exposure to additional tax liabilities. More information on these risks and other potential factors that could affect the Company’s financial results is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Apple revolutionized personal technology with the introduction of the Macintosh in 1984. Today, Apple leads the world in innovation with iPhone, iPad, Mac, Apple Watch and Apple TV. Apple’s four software platforms — iOS, macOS, watchOS and tvOS — provide seamless experiences across all Apple devices and empower people with breakthrough services including the App Store, Apple Music, Apple Pay and iCloud. Apple’s more than 100,000 employees are dedicated to making the best products on earth, and to leaving the world better than we found it.

Press Contact:
Kristin Huguet
Apple
khuguet@apple.com
(408) 974-2414

Investor Relations Contacts:
Nancy Paxton
Apple
paxton1@apple.com
(408) 974-5420
Matt Blake
Apple
mattblake@apple.com
(408) 974-7406

NOTE TO EDITORS: For additional information visit Apple Newsroom (www.apple.com/newsroom), or call Apple’s Media Helpline at (408) 974-2042.
© 2019 Apple Inc. All rights reserved. Apple, the Apple logo, iPhone, Mac and iPad are trademarks of Apple Inc. Other company and product names may be trademarks of their respective owners.

Apple Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In millions, except number of shares which are reflected in thousands and per share amounts)

	Three Months Ended
	December 29, 2018	December 30, 2017
Net sales:
Products	$73,435	$79,164
Services	10,875	9,129
Total net sales (1)	84,310	88,293
Cost of sales:
Products	48,238	50,575
Services	4,041	3,806
Total cost of sales	52,279	54,381
Gross margin	32,031	33,912

Operating expenses:
Research and development	3,902	3,407
Selling, general and administrative	4,783	4,231
Total operating expenses	8,685	7,638

Operating income	23,346	26,274
Other income/(expense), net	560	756
Income before provision for income taxes	23,906	27,030
Provision for income taxes	3,941	6,965
Net income	$19,965	$20,065

Earnings per share:
Basic	$4.22	$3.92
Diluted	$4.18	$3.89
Shares used in computing earnings per share:
Basic	4,735,820	5,112,877
Diluted	4,773,252	5,157,787

(1) Net sales by reportable segment:
Americas	$36,940	$35,193
Europe	20,363	21,054
Greater China	13,169	17,956
Japan	6,910	7,237
Rest of Asia Pacific	6,928	6,853
Total net sales	$84,310	$88,293

(1) Net sales by category:
iPhone	$51,982	$61,104
Mac	7,416	6,824
iPad	6,729	5,755
Wearables, Home and Accessories	7,308	5,481
Services	10,875	9,129
Total net sales	$84,310	$88,293

Apple Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In millions, except number of shares which are reflected in thousands and par value)

	December 29, 2018	September 29, 2018
ASSETS:
Current assets:
Cash and cash equivalents	$44,771	$25,913
Marketable securities	41,656	40,388
Accounts receivable, net	18,077	23,186
Inventories	4,988	3,956
Vendor non-trade receivables	18,904	25,809
Other current assets	12,432	12,087
Total current assets	140,828	131,339

Non-current assets:
Marketable securities	158,608	170,799
Property, plant and equipment, net	39,597	41,304
Other non-current assets	34,686	22,283
Total non-current assets	232,891	234,386
Total assets	$373,719	$365,725

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$44,293	$55,888
Other current liabilities	36,703	33,327
Deferred revenue	5,546	5,966
Commercial paper	11,969	11,964
Term debt	9,772	8,784
Total current liabilities	108,283	115,929

Non-current liabilities:
Term debt	92,989	93,735
Other non-current liabilities	54,555	48,914
Total non-current liabilities	147,544	142,649
Total liabilities	255,827	258,578

Commitments and contingencies

Shareholders’ equity:
Common stock and additional paid-in capital, $0.00001 par value: 12,600,000 shares authorized; 4,729,803 and 4,754,986 shares issued and outstanding, respectively	40,970	40,201
Retained earnings	80,510	70,400
Accumulated other comprehensive income/(loss)	(3,588)	(3,454)
Total shareholders’ equity	117,892	107,147
Total liabilities and shareholders’ equity	$373,719	$365,725

Apple Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In millions)

	Three Months Ended
	December 29, 2018	December 30, 2017
Cash and cash equivalents, beginning balances	$25,913	$20,289
Operating activities:
Net income	19,965	20,065
Adjustments to reconcile net income to cash generated by operating activities:
Depreciation and amortization	3,395	2,745
Share-based compensation expense	1,559	1,296
Deferred income tax expense/(benefit)	53	(33,737)
Other	(54)	(11)
Changes in operating assets and liabilities:
Accounts receivable, net	5,130	(5,570)
Inventories	(1,076)	434
Vendor non-trade receivables	6,905	(9,660)
Other current and non-current assets	(886)	(197)
Accounts payable	(8,501)	12,602
Deferred revenue	(370)	569
Other current and non-current liabilities	570	39,757
Cash generated by operating activities	26,690	28,293
Investing activities:
Purchases of marketable securities	(7,077)	(41,272)
Proceeds from maturities of marketable securities	7,203	14,048
Proceeds from sales of marketable securities	9,723	16,801
Payments for acquisition of property, plant and equipment	(3,355)	(2,810)
Payments made in connection with business acquisitions, net	(167)	(173)
Purchases of non-marketable securities	(427)	(141)
Other	(56)	(43)
Cash generated by/(used in) investing activities	5,844	(13,590)
Financing activities:
Payments for taxes related to net share settlement of equity awards	(1,318)	(1,038)
Payments for dividends and dividend equivalents	(3,568)	(3,339)
Repurchases of common stock	(8,796)	(10,095)
Proceeds from issuance of term debt, net	—	6,969
Change in commercial paper, net	6	2
Cash used in financing activities	(13,676)	(7,501)
Increase/(Decrease) in cash and cash equivalents	18,858	7,202
Cash and cash equivalents, ending balances	$44,771	$27,491
Supplemental cash flow disclosure:
Cash paid for income taxes, net	$4,916	$3,551
Cash paid for interest	$836	$623